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                                                             EXHIBIT 23.5

                        Independent Auditors' Consent


We consent to the use in this Registration Statement of Racing Champions Corporation on Form S-4 of our report dated February 6, 1998 (relating to the financial statements of Press Pass Partners) appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


                                        /s/ Cheshier & Fuller, L.L.P.

                                        CHESHIER & FULLER, L.L.P.



Dallas, Texas
May 8, 1998